Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274841

Prospectus Supplement

(To Prospectus dated October 18, 2023)

252,000 Ordinary Shares

Pre-Funded Warrants to Purchase up to 570,000 Ordinary Shares

Up to 570,000 Ordinary Shares underlying such Pre-Funded Warrants

We are offering to an investor in a registered direct offering 252,000 of our ordinary shares, no par value per share, or the Ordinary Shares, together with pre-funded warrants to purchase up to 570,000 Ordinary Shares, or the Pre-Funded Warrants, through this prospectus supplement and the accompanying prospectus. The Pre-Funded Warrants have an exercise price of $0.0001 per Ordinary Share, are immediately exercisable and may be exercised at any time until exercised in full, subject to the limitation that exercise may not result in the investor’s beneficial ownership exceeding 9.99% of our outstanding Ordinary Shares. This prospectus supplement and the accompanying prospectus also relate to the issuance of Ordinary Shares upon the exercise of the Pre-Funded Warrants sold in this offering.

In a concurrent private placement with the same investor, or the Concurrent Private Placement, we are issuing unregistered ordinary warrants to purchase up to 822,000 Ordinary Shares, or the Warrants. The Warrants have an exercise price of $2.50 per share, are immediately exercisable upon issuance, and will expire five years from issuance.

Each Ordinary Share or Pre-Funded warrant is being sold together with one Warrant to purchase one Ordinary Share. The combined purchase price per Ordinary Share and accompanying Warrant is $2.25. The combined purchase price per Pre-Funded Warrant and accompanying Warrant is $2.2499, which is equal to the combined purchase price per Ordinary Share and accompanying Warrant, less $0.0001.

The Warrants and the ordinary shares issuable upon the exercise of the Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “WLDS”. Warrants to purchase Ordinary Shares issued as part of our initial public offering, or the IPO Warrants, are listed on the Nasdaq Capital Market under the symbol “WLDSW”. On November 25, 2024, the last reported sale price of our Ordinary Shares and IPO Warrants on the Nasdaq Capital Market was $2.76 per share and $0.1126 per IPO Warrant, respectively.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates as of the date of this prospectus supplement was approximately $10,415,892 based on 2,280,791 Ordinary Shares outstanding, 2,051,180 of which were held by non-affiliates, and a per share price of $5.078 based on the closing sale price of our Ordinary Shares on September 27, 2024. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

There is no established public trading market for the Warrants or Pre-Funded Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited. In addition, we do not intend to apply for a listing of the Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

Investing in any of our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have engaged A.G.P./Alliance Global Partners LLC to act as our placement agent, which we refer to as the Placement Agent, in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its best efforts to sell the securities offered by this prospectus supplement and accompanying prospectus. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds raised in this offering as set forth in the table below:

	Per Ordinary Share and Privately Placed Warrant	Per Pre-Funded Warrant and Privately Placed Warrant	Total
Offering price	$2.25	$2.2499	$1,849,443
Placement Agent fees(1)	$0.18	$0.18	$147,955
Proceeds, before expenses, to us(2)	$2.07	$2.07	$1,701,488

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 7.0% and a management fee equal to 1.0% of the aggregate gross proceeds from the sale of the securities sold in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering and the concurrent private placement. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to the Placement Agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants issued in this offering or Warrants being issued in the concurrent private placement.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about November 27, 2024, subject to the satisfaction of certain closing conditions.

Exclusive Placement Agent

A.G.P.

This prospectus supplement is dated November 26, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts: (i) this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and (ii) a shelf registration statement on Form F-3 (File No. 333-274841) that the SEC declared effective on October 18, 2023. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Ordinary Shares. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, “we,” “us,” “our,” the “Company” and “Wearable Devices” refer to Wearable Devices Ltd. “Mudra” is a registered trademark of Wearable Devices Ltd.

All historical quantities of Ordinary Shares and per share data presented herein give retroactive effect to our 1-for-20 reverse share split effected prior to the start of trading on Nasdaq on October 10, 2024.

All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain, and our officers and representatives may from time to time make, “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “goal,” “seek,” “project,” “strategy,” “likely,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are neither historical facts, nor should they be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our financial statements for the six months ended June 30, 2024, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all;

●	surface nerve conductance, or SNC, becoming the industry standard input method for wearable computing and consumer electronics;

●	our ability to maintain and expand our existing customer base;

●	our ability to maintain and expand compatibility of our devices with a broad range of mobile devices and operating systems;

●	timing of the shipment to early-booking orders of our Mudra Band;

●	our ability to maintain our business models;

●	our ability to correctly predict the market growth;

●	our ability to remediate material weaknesses in our internal control over financial reporting;

●	our ability to retain our founders;

●	our ability to maintain, protect, and enhance our intellectual property;

●	our ability to raise capital through the issuance of additional securities;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy; and

●	litigation.

S-iii

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus supplement in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based on information available to us as of the date of this prospectus supplement or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We qualify all of our forward-looking statements by these cautionary statements.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY OUR MANAGEMENT. IN REVIEWING THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

When used herein, unless the context requires otherwise, references to “Wearable Devices”, the “Company,” “our company”, “we”, “our”, and “us” refer to Wearable Devices Ltd., an Israeli company.

Overview of Our Company

We are a growth company developing a non-invasive neural input interface in the form of a wearable wristband for controlling digital devices using subtle finger gestures and hand movements. Since our technology was introduced to the market in 2014, we have been working with both B2B and B2C customers as part of our push-pull strategy. We are now in the transition phase from research and development to commercialization of our technology into B2B products. At the same time, starting in December 2023, we have commenced shipment of the “Mudra Band”, our first B2C consumer product, and aftermarket accessory band for Apple Watch that enables gesture control across Apple ecosystem devices such as iPhone, Mac computer, Apple TV, and iPad, inter alia. In September 2024, we launched the Mudra Link, a universal gesture control wearable wristband. The Mudra Link is open for pre-orders and is expected to ship in the first quarter of 2025.

Our company’s vision is to create a world in which the user’s hand becomes a universal input device for touchlessly interacting with technology. We believe that our technology is setting the standard input interface for the Metaverse. We intend to transform interaction and control of digital devices to be as natural and intuitive as real-life experiences. We imagine a future in which humans can share skills, thoughts, emotions, and movements with each other and with computers, using wearable interfaces and devices. We believe that neural-based interfaces will become as ubiquitous to interact with wearable computing and digital devices in the near future as the touchscreen is a universal input method for smartphones.

Combining our own proprietary sensors and AI algorithms into a stylish wristband, our Mudra platform enables users to control digital devices through subtle finger movements and hand gestures, without physical touch or contact. These digital devices include consumer electronics, smart watches, smartphones, augmented reality, or AR, glasses, virtual reality, or VR, headsets, televisions, personal computers and laptop computers, drones, robots, etc.

Mudra Development Kit, originally named Mudra Inspire, our B2B development kit product, started selling to B2B customers in 2018 as the first point of business engagement and contributed to our early-stage revenues. Our early-stage revenues are composed of sales of our Mudra Inspire and from pilot transactions with several B2B customers. Towards the end of 2023, we commenced the shipments of the “Mudra Band”, our first B2C consumer product and since the fourth quarter of 2023 we have shipped over one thousand Mudra Bands. In September 2024, we launched the Mudra Link, a universal gesture control wearable wristband. The Mudra Link is open for pre-orders and is expected to ship in the first quarter of 2025. In 2023 and 2022, we had revenues of $82 thousand and $45 thousand, respectively, and comprehensive and net loss of $7.8 million and $6.5 million, respectively. As of June 30, 2024 and June 30, 2023, we had revenues of $394 thousand and $12 thousand, respectively, and comprehensive and net loss of $4.2 million and $3.9 million, respectively.

Over 100 companies have purchased our Mudra Inspire development kit, 30 of which are multinational technology companies. These companies are exploring various input and control use-cases for their products, ranging over multiple countries and industry sectors, including consumer electronics manufacturers, consumer electronics brands, electronic components manufacturers, IT services and software development companies, industrial companies, and utility providers. Our objective with these companies is to commercialize the Mudra technology by licensing it for integration in the hardware and software of these companies’ products and services. We estimate that there will be a three-to-five-year period from the time we are first introduced to a customer to signing a licensing agreement. As of September 20, 2024, we have not signed a license agreement with any of these companies.

In addition to consumer electronics, we have recently expanded our brand to include neurotech and brain-computer interface sensors, with additional verticals that include Industry 4.0 – a new phase in the Industrial Revolution that focuses on interconnectivity, automation, machine learning, and real-time data, digital health, sport analytics, and more.

The core of our platform is Mudra, which means “gesture” in Sanskrit. Mudra, our SNC technology and wristband tracks neural signals on the user’s wrist skin surface, which our algorithms decipher to predict as gestures made by finger and hand movements. The interface binds each gesture with a specific digital function, allowing users to input commands without physical touch or contact. Mudra gestures are natural to perform, and gestures can be tailored per a user’s intent, desired function, and the controlled digital device. Mudra can detect multiple gesture types, including hand movements, finger movements, and fingertip pressure gradations. In addition to the control use-case, our Mudra technology and SNC sensor can be utilized in multiple monitoring use-cases where we can monitor neural and hand movements for digital health purposes, sport analytics performance, and Industry 4.0 solutions.

Recent Developments

Reverse Share Split

After market close on October 7, 2024, we effected a reverse share split of our issued and outstanding Ordinary Shares, at a ratio of 1-for-20. As a result of the reverse share split, our shareholders were entitled to receive for every 20 Ordinary Shares, held by them, and the Company’s tradable warrants. Our Ordinary Shares began trading on the Nasdaq Capital Market on a post-reverse split basis at the open of the market on October 10, 2024.

The reverse share split was approved by our shareholders at the annual and special meeting of shareholders held on September 26, 2024, to be effected at our board of directors’ discretion within an approved range of ratios.

The implementation of the reverse share split did not amend our registered share capital under our amended and restated articles of association, as currently in effect, which consists of 50,000,000 Ordinary Shares. The reverse share split adjusted the number of issued and outstanding Ordinary Shares of the Company from approximately 24,438,030 Ordinary Shares to approximately 1,221,901 Ordinary Shares and the number of warrants from 7,860,861 warrants to 393,043 warrants (subject to any further adjustments based on the treatment of fractional shares).

The number of Ordinary Shares available for issuance under our equity incentive plans has been adjusted by the same 1-for-20 ratio. In addition, a proportionate, upwards adjustment to the per share exercise price, and a corresponding decrease to the number of Ordinary Shares issuable upon exercise, was made to all outstanding options entitling the holders to purchase Ordinary Shares. Similarly, a proportionate downwards adjustment was made to the number of Ordinary Shares issuable upon settlement of our outstanding Restricted Share Units, or RSUs.

Nasdaq Compliance

On October 28, 2024, the Company received a written notice from Nasdaq Stock Market LLC indicating that the Company regained compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. The Nasdaq staff made this determination of compliance after the closing bid price of the Ordinary Shares was at $1.00 per share or greater for the last 10 consecutive business days. Accordingly, the Company regained compliance with Nasdaq Listing Rule 5550(a)(2) and Nasdaq closed the matter regarding the prior bid price deficiency.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein prior to investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” herein and in the accompanying prospectus, and in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement.

Corporate Information

We are an Israeli corporation based in Yokne’am Illit, Israel and were incorporated in Israel in 2014 under the name Wearable Devices Ltd. Our principal executive offices are located at 5 Ha-Tnufa St., Yokne’am Illit, Israel 2066736. Our telephone number in Israel is 972.4.6185670. Our website address is www.wearabledevices.co.il. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Ordinary Shares offered by us:	252,000 Ordinary Shares

Offering price per Ordinary Share and privately placed Warrant:	$2.25

Pre-Funded Warrants:

We are also offering Pre-Funded Warrants to purchase up to 570,000 of our Ordinary Shares to the purchaser whose purchase of additional Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Ordinary Shares immediately following the consummation of this offering, or the Beneficial Ownership Limitation. The purchase price of each Pre-Funded Warrant is equal to $2.2499, which is equal to the purchase price of the Ordinary Shares less $0.0001, the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until exercised in full, subject to the Beneficial Ownership Limitation. This offering also relates to the Ordinary Shares issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Ordinary Shares outstanding prior to the offering:	2,280,791 Ordinary Shares

Ordinary Share to be outstanding after this offering:	2,532,791 Ordinary Shares

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $1.57 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from the Offerings for working capital and general corporate purposes. See “Use of Proceeds.”

Concurrent private placement	In a concurrent private placement, we are also selling to the purchaser of Ordinary Shares and Pre-Funded Warrants in this offering, Warrants to purchase 822,000 Ordinary Shares. The Warrants will be exercisable immediately upon issuance at an exercise price of $2.50 per Ordinary Share and will expire on the fifth anniversary of the original issuance date. The Warrants and the Ordinary Shares issuable upon the exercise of the Warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See the section titled “Concurrent Private Placement of Warrants.” Pursuant to the securities purchase agreement, dated November 26, 2024, by and between the Company and the investor signatory thereto, we will use commercially reasonable efforts to cause a registration statement on Form F-3 (or any other available form) providing for the resale by holders of Ordinary Shares issuable upon the exercise of the Warrants, to become effective within 60 days, or within 90 days of the filing of the registration statement in the event of a full review by the SEC, and to keep such registration statement effective as provided in the securities purchase agreement.

Reasonable best efforts

We have agreed to issue and sell the securities offered hereby to the purchaser through the Placement Agent, and the Placement Agent has agreed to offer and sell such securities on a “reasonable best efforts” basis. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but will use its reasonable best efforts to sell such securities. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Risk factors	You should read the “Risk Factors” section beginning on page S-5 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq symbols	“WLDS” for the Ordinary Shares and “WLDSW” for IPO Warrants.

The number of Ordinary Shares to be outstanding immediately after this offering as shown above is based on 2,280,791 Ordinary Shares outstanding as of November 25, 2024 and excludes:

●	95,960 Ordinary Shares issuable upon the exercise of outstanding options allocated or granted to directors, employees and consultants under our 2015 Share Option Plan, or the 2015 Plan, at a weighted average exercise price of $14.04, of which 71,374 were vested as of November 25, 2024;

●	1,110 Ordinary Shares issuable upon the exercise of warrants issued to a consultant, at an exercise price of $45, which are all vested as of November 25, 2024, and an additional 1,182 Ordinary Shares issuable upon the exercise of warrants issued to an advisor, at an exercise price of $84.6 per Ordinary Share;

●	44,832 Ordinary Shares reserved for future issuance under the 2015 Plan;

●	393,043 Ordinary Shares issuable upon the exercise of 393,043 IPO Warrants issued in our initial public offering, or the IPO, and warrants to purchase up to 9,375 Ordinary Shares, issued to the underwriter in the IPO, or the Underwriter’s Warrants;

●	250,000 Ordinary Shares reserved for future issuance under our 2024 Employee Stock Purchase Plan, or the 2024 Purchase Plan;

●	228,530 Ordinary Shares reserved for future issuance under our 2024 Global Equity Incentive Plan, or the 2024 Plan;

●	570,000 ordinary shares issuable upon exercise of the Pre-Funded Warrants being offered hereunder; and

●	822,000 ordinary shares issuable upon exercise of the Warrants being offered in the concurrent private placement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our annual report on Form 20-F for the year ended December 31, 2023, or any report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply any of the funds from this offering effectively could have a material adverse effect on our business and cause the price of our ordinary shares to decline.

You may experience dilution as a result of future equity offerings and other issuances of our ordinary shares or other securities. In addition, this offering and future equity offerings and other issuances of our ordinary shares or other securities may adversely affect our ordinary share price.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per Ordinary Share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per Ordinary Share that is less than the price per Ordinary Share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per Ordinary Share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per Ordinary Share paid by investors in this offering. You will incur dilution upon exercise of any outstanding share options, warrants or upon the issuance of ordinary shares under our share incentive programs. In addition, the sale in this offering and any future offerings of a substantial number of our ordinary shares or securities convertible into ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

An active trading market for our Ordinary Shares may not be sustained.

Although our Ordinary Shares are listed on Nasdaq, the market for our Ordinary Shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our Ordinary Shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Ordinary Shares may not necessarily be a reliable indicator of our fair market value. The price at which our Ordinary Shares trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Because we do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our Ordinary Shares. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Ordinary Shares will provide a return to our shareholders.

Resales of our Ordinary Shares in the public market during this offering by our shareholders may cause the market price of our Ordinary Shares to fall.

Sales of a substantial number of our Ordinary Shares could occur at any time. The issuance of new Ordinary Shares could result in resales of our Ordinary Shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Ordinary Shares.

This offering and the concurrent private placement may cause the trading price of our Ordinary Shares to decrease.

The price per Ordinary Share and concurrently sold Warrants, together with the number of Ordinary Shares we propose to issue and ultimately will issue if this offering and the concurrent private placement are completed, may result in an immediate decrease in the market price of our Ordinary Shares. This decrease may continue after the completion of this offering and the private placement.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of our Pre-Funded Warrants will have no rights as shareholders until they acquire our ordinary shares.

Until you acquire Ordinary Shares upon exercise of your Pre-Funded Warrants, you will have no rights with respect to our ordinary shares issuable upon exercise of your warrants. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of ordinary shares ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the ordinary shares issuable upon exercise of such warrants at an exercise price of $0.0001 per share. Moreover, following this offering, the market value of the pre-funded warrants will be uncertain, and there can be no assurance that the market value of the pre-funded warrants will equal or exceed their public offering price.

This offering is being conducted on a “best efforts” basis.

The Placement Agent is offering the securities in this offering on a “best efforts” basis, and the Placement Agent is under no obligation to purchase any shares for its own account. The Placement Agent is not required to sell any specific number or dollar amount of securities in this offering but will use its reasonable best efforts to sell the securities offered under this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Certain provisions of the pre-funded warrants could discourage an acquisition of us by a third party.

Certain provisions of the pre-funded warrants offered by this prospectus supplement could make it more difficult or expensive for a third party to acquire us. The pre-funded warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the pre-funded warrants. These and other provisions of the pre-funded warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering and the concurrent private placement will be approximately $1.57 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from the Offerings for working capital and general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance of 1,203,699 Ordinary Shares under the Standby Equity Purchase Agreement, dated June 6, 2024, between the Company and YA II PN, LTD., for aggregate gross proceeds of $4.3 million, as if such issuances had occurred as of June 30, 2024; and

●	on a pro forma as adjusted basis to give effect to the issuance and sale of 252,000 Ordinary Shares and Pre-Funded Warrants to purchase up to 570,000 Ordinary Shares, at the offering price of $2.25 per Ordinary Share and accompanying privately placed Warrants and $2.499 per Pre-Funded Warrant and accompanying privately placed Warrants (and assuming no exercise of the Pre-Funded Warrants or the Warrants issued in the Concurrent Private Placement), after deducting placement agent fees and estimated offering expenses, as if such issuances had occurred as of June 30, 2024.

You should read this table in conjunction with our Unaudited Interim Financial Statements as of June 30, 2024 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended June 30, 2024” attached as Exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K, or a Form 6-K, filed on September 23, 2024 and incorporated by reference herein.

	As of June 30, 2024
U.S. dollars in thousands	Actual*	Pro Forma*	As Adjusted*
Cash	$3,103	7,423	$8,990
Long term debt	144	144	144
Shareholders’ equity:
Share capital	58	58	58
Additional paid in capital	27,070	31,390	32,957
Accumulated losses	(25,433)	(25,433)	(25,433)
Total shareholders’ equity	$1,695	$6,015	$7,582
Total capitalization	$1,839	$6,159	$7,726

*	Unaudited

The number of Ordinary Shares to be outstanding immediately after this offering is based on 1,044,371 Ordinary Shares outstanding as of June 30, 2024 and excludes:

●	87,209 Ordinary Shares issuable upon the exercise of outstanding options allocated or granted to directors, employees and consultants under the 2015 Plan, at a weighted average exercise price of $14.61, of which 60,009 were vested as of June 30, 2024;

●	1,110 Ordinary Shares issuable upon the exercise of warrants issued to a consultant, at an exercise price of $45, which are all vested as of June 30, 2024, and an additional 1,182 Ordinary Shares issuable upon the exercise of warrants issued to an advisor, at an exercise price of $84.6 per Ordinary Share;

●	53,582 Ordinary Shares reserved for future issuance under the 2015 Plan;

●	1,203,710 Ordinary Shares reserved for issuance under the SEPA, as of June 30, 2024;

●	250,000 Ordinary Shares reserved for future issuance under the 2024 Purchase Plan;

●	228,530 Ordinary Shares reserved for future issuance under the 2024 Plan;

●	570,000 Ordinary Shares issuable upon exercise of the Pre-Funded Warrants being offered hereunder; and

●	822,000 Ordinary Shares issuable upon exercise of the Warrants being offered in the concurrent private placement.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) 252,000 Ordinary Shares and (ii) Pre-Funded Warrants to purchase up to 570,000 Ordinary Shares.

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described in the section entitled “Description of Securities– Ordinary Shares” beginning on page 8 of the accompanying prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a report of foreign private issuer on Form 6-K that we will furnish to the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price of $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding Ordinary Shares immediately after exercise. In addition, the holder may not hold at any time Ordinary Shares that would cause the holder and its affiliates’ holdings together with the holdings of any person acting as a group together with such holder and/or its affiliate to represent 25% or more of the total voting rights in the Company, unless in compliance with the special tender offer rules as provided in sections 328-335 of the Israeli Companies Law 5759-1999 and guidance of the Israel Securities Authority. No fractional Ordinary Shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

A holder of the Pre-Funded Warrants will have the right to exercise such warrants on a “cashless” basis if there is no effective registration statement registering the issuance of the Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Pre-Funded Warrants on the Nasdaq or any other securities exchange or nationally recognized trading system.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants.

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with this offering, we are also selling to the purchaser in this offering Warrants to purchase up to 822,000 Ordinary Shares at an exercise price of $2.50 per Ordinary Share. The Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants that are being sold in a separate, concurrent private placement is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is attached as Exhibit 4.1 to the report of foreign private issuer on Form 6-K that we furnished to the SEC on November 27, 2024.

Duration and Exercise Price

Each Warrant offered will have an initial exercise price of $2.50 per share. The Warrants will be exercisable from the date of issuance and will expire on the five-year anniversary of the date of issuance. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Ordinary Shares and/or the exercise price. The Warrants are being issued in a separate private placement and may therefore be transferred separately from the Ordinary Shares and Pre-Funded Warrants being sold in this offering immediately upon issuance. For each Ordinary Share (or Pre-Funded Warrant, as applicable) purchased in this offering, one Warrant will be issued in the concurrent private placement. Each Warrant is exercisable for one Ordinary Share.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of a Warrant to the extent that the holder would own more than 4.99% of the outstanding Ordinary Shares immediately after exercise. Upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease that limitation on ownership of outstanding stock after exercising the holder’s Warrants, but that percentage may never exceed 9.99%. In addition, the holder may not hold at any time Ordinary Shares that would cause the holder and its affiliates’ holdings together with the holdings of any person acting as a group together with such holder and/or its affiliate to represent 25% or more of the total voting rights in the Company, unless in compliance with the special tender offer rules as provided in sections 328-335 of the Israeli Companies Law 5759-1999 and guidance of the Israel Securities Authority. No fractional Ordinary Shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price, or (ii) round up the number of Ordinary Shares being issued upon exercise to the next whole Ordinary Share.

Cashless Exercise

A holder of the Warrants will have the right to exercise such warrants on a “cashless” basis if there is no effective registration statement registering the issuance of the Ordinary Shares issuable upon the exercise of the Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of (i) our outstanding voting securities or (ii) the voting power of our outstanding voting securities, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the Warrant calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of our Ordinary Shares as described in the Warrants.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Warrants on the Nasdaq or any other securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership, the holders of the Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Warrants.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, as the Placement Agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement dated November 26, 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. The terms of this offering were subject to market conditions and negotiations between us and the investor. We have entered into a securities purchase agreement directly with the investor who has agreed to purchase our securities in this offering. We will only sell securities in this offering to such investor.

We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about November 27, 2024.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged the Placement Agent as our exclusive placement agent in connection with this offering and the concurrent private placement. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below.

	Per Ordinary Share and Privately Placed Warrant	Per Pre-Funded Warrant and Privately Placed Warrant	Total
Offering price	$2.25	$2.2499	$1,849,443
Placement Agent fees(1)	$0.18	$0.18	$147,955
Proceeds, before expenses, to us(2)	$2.07	$2.07	$1,701,488

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 7.0% and a management fee equal to 1.0% of the aggregate gross proceeds from the sale of the securities sold in this offering.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants issued in this offering or Warrants being issued in the concurrent private placement.

We have also agreed to reimburse the Placement Agent at closing for expenses related to legal fees incurred by it in connection with the offering and the concurrent private placement in an aggregate amount up to $35,000. We estimate the total expenses payable by us for this offering together with fees payable in connection with the concurrent private placement, excluding the Placement Agent fees and expenses, will be approximately $99,000.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our Ordinary Shares are listed on Nasdaq under the trading symbol “WLDS”. We do not intend to apply for a listing of the Warrants issued in the concurrent private placement or the Pre-Funded Warrants issued in this offering on any national securities exchange or other nationally recognized trading system.

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any ordinary shares, warrants or other securities convertible into, or exchangeable or exercisable for, our ordinary shares during a period ending 30 days following closing of this offering after the date of this prospectus supplement, without first obtaining the written consent of the Placement Agent. Specifically, these individuals have agreed, in part, not to:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended any ordinary shares, warrants or other securities convertible into, or exchangeable or exercisable for, our ordinary shares;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our ordinary shares, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of our securities.

Notwithstanding these limitations, these ordinary shares may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession, or any transaction relating to ordinary shares or other securities acquired in the open market after the completion of this offering, provided that no filing is required under Section 16(a) of the Exchange Act.

In addition, we have agreed that, subject to certain exceptions, (i) we will not conduct any issuances of our ordinary shares for a period of 15 days following closing of this offering and that (ii) we will not effect or enter into an agreement to effect any issuance of ordinary shares or equivalents securities involving an at-the-market offering or a variable rate transaction (as defined in the securities purchase agreement to which we may become party with investors in the offering) for a period of 60 days following the closing of this offering.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Certain legal matters with respect to U.S. law will be passed upon for us by Sullivan & Worcester LLP, New York, New York. The Placement Agent is being represented by Blank Rome LLP, New York, New York in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023 incorporated by reference herein, have been so incorporated in reliance on the report of Ziv Haft, Certified Public Accountants, Isr., BDO Member Firm, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at www.wearabledevices.co.il. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus supplement do not constitute a part of this prospectus supplement. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus supplement and the accompanying prospectus, or any documents incorporated by reference herein or therein, about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed with the SEC. We are incorporating by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024;

●	Our Reports on Form 6-K, submitted to the SEC on April 24, 2024, May 16, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as Exhibit 99.1 to the Report on Form 6-K); June 7, 2024 (with respect to the first six paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as Exhibit 99.1 to the Report on Form 6-K); August 22, 2024, August 22, 2024 (Report No. 2); September 9, 2024 (with respect to the first two, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K); September 23, 2024 (other than the fifth, sixth and seventh paragraphs in the press release attached as Exhibit 99.3 to the Form 6-K); September 26, 2024; October 7, 2024; and October 28, 2024 and November 27, 2024;

●	The description of our securities contained in Form 8-A, File No. 001-41502, filed with the SEC on September 9, 2022, as amended by Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024, including any further amendments or reports filed for the purpose of updating such description.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address: 5 Ha-Tnufa St., Yokne’am Illit, 2066736, Israel, Tel: +972.4.6185670, Attention: Chief Financial Officer.

PROSPECTUS

$30,000,000

Wearable Devices Ltd.

Ordinary Shares

Warrants to purchase Ordinary Shares

Units

We may offer and sell from time to time in one or more offerings up to the aggregate amount of $30,000,000 of our ordinary shares, NIS 0.01 par value per share, or the Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, the units and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares and warrants issued as part of our initial public offering, or the IPO Warrants, are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “WLDS” and “WLDSW,” respectively. On October 2, 2023, the last reported sale price of our Ordinary Shares and IPO Warrants on Nasdaq was $0.84 per share and $0.11 per warrant, respectively.

On October 2, 2023, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $9,534,647, based on 15,942,984 Ordinary Shares outstanding and 11,350,771 shares held by non-affiliates and a per share price of $0.84 based on the closing sale price of our Ordinary Shares on October 2, 2023. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is   October 18, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings up to the aggregate amount of $30,000,000 of our Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, the units and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

In this prospectus, “we,” “us,” “our,” the “Company” and “Wearable Devices” refer to Wearable Devices Ltd.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” are to U.S. dollars.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

ABOUT OUR COMPANY

We are a technology growth company specializing in the development of AI-powered touchless sensing wearables. Our wrist-worn devices capture neural signals from the wrist to create an input interface that translates user intent into digital command. It allows the user to control digital devices using subtle touchless finger movements and hand gestures. Since our technology was introduced to the market in 2014, we have been working with both business to business, or B2B, and business to consumer, or B2C, customers as part of our push-pull strategy. We are now in the transition phase from research and development to commercialization of our technology into B2B products. At the same time, we have commenced commercial manufacturing of our first consumer product, the “Mudra Band”, which connects to the Apple watch and allows touchless control for Apple ecosystem devices. It also offers the ability to seamlessly switch control between devices such as iPhone, iPad, Mac computer, Apple TV, smart glasses, and other connected devices.

Corporate Information

We are an Israeli corporation based in Yokne’am Illit, Israel and were incorporated in Israel in 2014 under the name Wearable Devices Ltd. Our principal executive offices are located at 5 Ha-Tnufa St., Yokne’am Illit, 2066736 Israel. Our telephone number in Israel is 972.4.6185670 Our website address is www.wearabledevices.co.il. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the U.S. Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the Nasdaq Stock Market rules for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company.”

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, or the 2022 Annual Report, or any updates in our Reports of Foreign Private Issuer on Form 6-K, or Reports on Form 6-K, which are incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act of and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Important factors that could cause actual results, developments, and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	Our financial statements for the six months ended June 30, 2023, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all;

●	Surface nerve conductance becoming the industry standard input method for wearable computing and consumer electronics;

●	our ability to maintain and expand our existing customer base;

●	timing of the shipment to early-booking orders of our Mudra Band;

●	our ability to maintain and expand compatibility of our devices with a broad range of mobile devices and operating systems;

●	our ability to maintain our business models;

●	our ability to correctly predict the market growth;

●	our ability to remediate material weaknesses in our internal control over financial reporting;

●	our ability to retain our founders;

●	our ability to maintain, protect, and enhance our intellectual property;

●	our ability to raise capital through the issuance of additional securities;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our 2022 Annual Report as well other factors in the 2022 Annual Report.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our 2022 Annual Report, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2023.

You should read this table in conjunction with our Unaudited Interim Financial Statements as of June 30, 2023 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended June 30, 2023” attached as exhibits 99.1 and 99.2, respectively, to our Report on Form 6-K filed on August 30, 2023 and incorporated by reference herein.

U.S. dollars in thousands	As of June 30, 2023*
Cash		$5,954
Long term debt		202
Shareholders’ equity:	$
Share capita		46
Additional paid-in capital		24,900
Accumulated losses		(17,305)
Total shareholders’ equity		7,641
Total capitalization		$7,843

*	Unaudited

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities in this offering for working capital and general corporate purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing securities, and U.S. government securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

The total dollar amount of all securities that we may issue under this prospectus will not exceed $30,000,000. The actual price per share of the Ordinary Shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

As of October 3, 2023, our authorized share capital consists of 50,000,000 Ordinary Shares, of which 15,942,984 Ordinary Shares were issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right. Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WLDS” since September 13, 2022.

As of October 3, we have issued and outstanding IPO Warrants to purchase an aggregate of 7,860,861 Ordinary Shares, with exercise price of $2.00 per Ordinary Share. The IPO Warrants were issued as part of our initial public offering and are listed on Nasdaq under the symbol “WLDSW” since September 13, 2022.

As of October 3, we have 1,754,189 Ordinary Shares issuable upon the exercise of outstanding options allocated or granted to certain employees, directors and consultants, under our 2015 Share Option Plan, or the Plan, (including 120,000 Ordinary Shares issuable upon the exercise of options approved for issuance by our board of directors but still subject to approval by shareholders at our 2023 annual general meeting of shareholders). An additional 1,061,637 Ordinary Shares are reserved for future issuance under the Plan.

Ordinary Shares

We may issue Ordinary Shares independently or together with any other securities offered by any prospectus supplement and the Ordinary Shares may be attached to or separate from those securities.

The following are summaries of material provisions of our articles of association, or Articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our Ordinary Shares, and do not purport to be complete.

Directors

Our Board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our Board of directors may exercise all powers that are not required under the Companies Law, or under our articles of association to be exercised or taken by our shareholders.

Rights Attached to Ordinary Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our articles of association, our directors are elected by the general meeting and, unless appointed for a shorter term, serve in office until the third annual general meeting after the general meeting in which such director was appointed, in which such later annual general meeting the directors will be brought for re-election or replacement.

In each annual general meeting, only directors whose service term lapsed, in accordance with the classes of directors as described in article 39 of our articles of association, will be deemed retired and brought for re-election, and all other directors whose service term lapsed shall be deemed to have been re-elected for a term until the next annual general meeting.

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our Board of directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our Board of directors may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	the exercise of our Board of Director’s powers by a general meeting if our Board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors (other than with respect to circumstances specified in our articles of association);

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law require that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Adoption of Resolutions

Our articles of association provide that resolutions amending provisions of the articles of association related to the staggered board of directors and the composition of the board of directors, as well as a resolution to dismiss a director, will require an affirmative vote of 70% of the voting power represented at a general meeting and voting thereon. Other than that, and unless otherwise required under the Companies Law, all resolutions of the Company’s shareholders require a simple majority vote. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities in our articles of association. In certain circumstances the IPO Warrants have restrictions upon the exercise of such warrants if such exercise would result in the holders thereof owning more than 4.99% or 9.99% of our Ordinary Shares upon such exercise, as further described below.

Provisions Restricting Change in Control of Our Company

Our articles of association provide for a staggered board of directors, which mechanism may delay, defer or prevent a change of control of the Company’s board of directors. Other than that, there are no specific provisions of our articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” hereof will be defined as described in section 275(a)(3) of the Companies Law as:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the merger, does not exceed 2% of the aggregate voting rights of the company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Exclusive Forum

Our articles of association provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and that any person or entity purchasing or otherwise acquiring any interest in any security of the Company, shall be deemed to have notice of and consented to this exclusive forum provision.

Staggered Board

Our articles of association provide for a split of the board of directors into three classes with staggered three-year terms. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that each year the term of office of only one class of directors will expire. The director whom is to be retired and re-elected shall be the director that served the longest period since its appointment or last re-election or, if more than one director served the longest time, or if a director who is not to be re-elected agrees to be re-elected, the meeting of the board of directors which sets the date and agenda for the annual general meeting (acting by a simple majority) will decide which of such directors will be brought for re-election at the relevant general meeting.

Warrants

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses and the legal fees of our counsel. We estimate these expenses to be approximately $25,428 which at the present time include the following categories of expenses:

SEC registration fee	$4,428
Legal fees and expenses	$15,000
Accounting fees and expenses	$3,000
Miscellaneous expenses	$3,000
Total	$25,428

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Ziv Haft, Certified Public Accountants, Isr., BDO Member Firm, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 22, 2023;

●	Our Form 6-Ks filed on January 4, 2023 (with respect to the first two and the fourth paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), January 10, 2023 (with respect to the first paragraph and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), February 9, 2023 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), February 16, 2023 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), March 22, 2023 (with respect to the first three and the last two paragraphs, the section titled “Forward-Looking Statements” and the GAAP financial statements in the press release attached as Exhibit 99.1 to the Form 6-K), May 23, 2023 (with respect to the press release attached as Exhibit 99.1 to the Form 6-K), May 25, 2023 (with respect to the press release attached as Exhibit 99.1 to the Form 6-K), June 1, 2023 (with respect to the first two and the fourth paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), June 12, 2023 (with respect to the press release attached as Exhibit 99.1 to the Form 6-K); August 25, 2023 (with respect to the first paragraph the sections titled “Financial Review,” “Year-To-Date Operational Highlights,” and “Forward-Looking Statements” and the financial statements in the press release attached as Exhibit 99.1 to the Form 6-K), August 29, 2023 and August 30, 2023; and

●	The description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on September 9, 2022, including any amendments and reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us pursuant to the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 2 Yitzhak 5 Ha-Tnufa Street, Yokne’am Illit, 2066736, Israel, Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at www.wearabledevices.co.il. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

252,000 Ordinary Shares

Pre-Funded Warrants to Purchase up to 570,000 Ordinary Shares

Up to 570,000 Ordinary Shares underlying such Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Exclusive Placement Agent

A.G.P.

 The date of this prospectus supplement is November 26, 2024